UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

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OP-TECH ENVIRONMENTAL SERVICES, INC.
(Name of Registrant as Specified in the Charter)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

August 6, 2008

To the Stockholders of

OP-TECH ENVIRONMENTAL SERVICES, INC. (A Delaware Corporation)

The Annual Meeting of Stockholders of OP-TECH Environmental Services, Inc. (the "Company") will be held at the Company’s Executive Offices, One Adler Drive, East Syracuse, New York on August 6, 2008 at 3:15 p.m., local time. We are writing to give you notice of, and the attached Information Statement is being distributed in connection with, the following actions by written consent of the majority stockholders of the Company, taken on June 30, 2008, which will be effective immediately after the Annual Meeting of Stockholders:

(1)	The election of seven directors; and

(2)	The ratification of the appointment of Dannible & McKee, LLP as independent auditors of the Company;

Stockholders of record at the close of business on June 27, 2008 are the only stockholders entitled to notice of and to attend the Annual Stockholders’ Meeting.  The list of such stockholders will be available for inspection by stockholders during the ten (10) days prior to the meeting in accordance with Section 219 of the Delaware General Corporation Law at the offices of the Company, One Adler Drive, East Syracuse, New York 13057.  Stockholders may make arrangements for such inspection by contacting the Treasurer, Jon Verbeck, of OP-TECH Environmental Services, Inc., One Adler Drive, East Syracuse, New York 13057.  The stock transfer books of the Company will not be closed.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

No action is required by you. The accompanying Information Statement is furnished only to inform you of the election of the seven directors and the ratification of the appointment of Dannible & McKee, LLP as the Company’s independent auditors on June 30, 2008 before such adoption takes effect, in accordance with Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended. This Information Statement is being mailed to you on or about July 3, 2008.

By Order of the Board of Directors,

Jon Verbeck
Treasurer
July 3, 2008

Requests for additional copies of the Information Statement should be addressed to the Treasurer, OP-TECH Environmental Services, Inc., One Adler Drive, East Syracuse, New York 13057.

OP-TECH Environmental Services, Inc.
and Subsidiaries

One Adler Drive
East Syracuse, New York 13057

_________________

INFORMATION STATEMENT

__________________

ANNUAL MEETING OF STOCKHOLDERS

August 6, 2008

This Information Statement is furnished by the Board of Directors of OP-TECH Environmental Services, Inc. (the “Company”) in connection with the Annual Meeting of Stockholders to be held on August 6, 2008.  We are writing to give you notice of, and the attached Information Statement is being distributed in connection with, the actions by written consent of the majority stockholders of the Company, taken on June 30, 2008, which will be effective immediately after the Annual Meeting of Stockholders.  The Board of Directors has fixed June 27, 2008, at the close of business, as the record date for the determination of stockholders entitled to attend the meeting (“Record Date”). It is anticipated that this Information Statement and the enclosed Notice will be mailed to stockholders of the Record Date on or about July 3, 2008.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Robert J. Berger, Richard Messina, Kevin Eldred and Richard Elander together own an aggregate of approximately 55% of the issued and outstanding shares of Common Stock of the Company, and on June 30, 2008, they consented in writing to the election as directors of the nominees set forth herein, and the ratification of the appointment of Dannible & McKee, LLP as the Company’s independent auditor.  As such, no vote or further action of the stockholders of the Company is required to approve or adopt those actions.  You are hereby being provided with notice of the stockholders’ approval of the directors by less than unanimous written consent of the stockholders of the Company. Under federal law, however, such approval by written consent may not become effective until at least twenty (20) days after this Information Statement has first been mailed to stockholders, and these actions shall become effective immediately following the Annual Meeting of Stockholders.

The Annual Report on Form 10-K of the Company, including financial statements for the year ended December 31, 2007, is enclosed herewith, but without exhibits as filed with the Securities and Exchange Commission.  Any stockholder may, by written request directed to the Treasurer, OP-TECH Environmental Services, Inc., One Adler Drive, East Syracuse, New York 13057, request a copy of one or more exhibits thereto, in which case, the Company’s reasonable expenses of furnishing such exhibits may be charged.

DISSENTERS' RIGHT OF APPRAISAL

The Delaware General Corporation Law does not provide for dissenter's rights of appraisal in connection with the corporate actions contemplated herein.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

All the voting power of the Company is vested in its common stock.  At the Record Date, 11,937,038 shares of common stock, par value $.01 per share, were outstanding.  Each share of common stock is entitled to one vote.

Set forth below is information concerning the ownership as of the Record Date of the common stock of the Company by persons who, to the knowledge of the Board of Directors, beneficially own more than five (5%) percent of the outstanding shares of common stock of the Company.  Unless otherwise indicated, the beneficial owner has sole voting and investment power with respect to such shares of common stock.

Name and Address	Amount and Nature
of Beneficial Owner	of Beneficial Ownership (1)(2)	Percentage of Class (1)

Richard Messina	4,208,451(2) (3)	35%
40 Fulton Street, 19th Floor
New York, NY 10038

Robert Berger	1,171,667 (4)	10%
121 Shirley Rd.
Syracuse, NY 13224

Jurg Walker	1,000,000	8%
3 Avenue De La Costa
Monaco 98000

Kevin Eldred	835,000	6%
1007 Overlook Terrace
Cazenovia, NY 13035

(1)
Based upon the sum of (a) 11,937,038 shares of common stock outstanding, and (b) underlying options and warrants that have vested and not been exercised and underlying options and warrants that will vest within the next 60 days relating to a particular shareholder.

(2)	All shareholder’s directly or beneficially own all shares except for Mr. Messina who owns 1,343,933 shares directly and 2,864,518 shares indirectly.

(3)	Includes 480,000 shares issuable upon the exercise of warrants to purchase common stock issued to Summit Capital Associates, Inc., an affiliate of Mr. Messina.

(4)	Includes options to purchase 13,333 shares of Common Stock.

AUDIT COMMITTEE

In October of 2002, the Company’s Board of Directors formed an Audit Committee (the “Committee”). The members of the Committee are three of the Company’s directors, Messrs. Cornelius Murphy, Richard Elander, and George Lee. The Committee operates under a written charter adopted by the Board of Directors.  The Committee held three meetings during the year ended December 31, 2007.  Its duties and responsibilities include:

•
Providing oversight of the financial reporting process and management’s responsibility for the integrity, accuracy and objectivity of financial reports, and accounting and financial reporting practices;

•	Recommending to the Board the appointment of the Company’s independent public accountants;
•	Providing oversight of the adequacy of the Company’s system of internal controls; and
•	Providing oversight of management practices relating to ethical considerations and business conduct, including compliance with laws and regulations.

The Committee has met and held discussions with the Chief Financial Officer and the Company’s independent accountants, Dannible & McKee, LLP, regarding audit activities. Management has the primary responsibility for the Company’s systems of internal controls and the overall financial reporting process.  The independent accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon.  The Committee’s responsibility is to monitor and oversee these processes.  However, the members of the Committee are not certified public accountants, professional auditors or experts in the fields of accounting and auditing and rely, without independent verification, on the information provided to them and on the representations made by management and the independent accountants.

The Committee recommended to the Board of Directors the appointment of Dannible & McKee, LLP as the Company’s independent accountants for the year 2007, as ratified by shareholders.  The Company’s independent accountants provided to the Committee the written disclosure required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with the independent accountants that firm’s independence.

Management represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles.  The Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants.  The Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees) as currently in effect.  Based on these discussions and reviews, the Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 for filing with the Securities and Exchange Commission.

The Committee does not have a financial expert.  Due to the small size of the Company and lack of financial complexity, the Committee does not anticipate adding a financial expert.

REPORT OF AUDIT COMMITTEE

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board.  Management has the primary responsibility for establishing and maintaining adequate internal financial controllership, for preparing the financial statements and for the public reporting process.  Dannible & McKee, LLP, the Company’s independent auditor for 2007, is responsible for expressing an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles.

In this context, the committee has reviewed and discussed with management and Dannible & McKee, LLP the audited financial statements for the year ended December 31, 2007.  The committee has discussed with Dannible & McKee, LLP the matters that are required to be discussed by Statement on auditing Standards No. 61 (Communication with Audit committees).  Dannible & McKee, LLP has provided to the committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the committee has discussed with Dannible & McKee, LLP that firm’s independence.  The committee has concluded that Dannible & McKee, LLP’s provision of audit and non-audit services to the Company is compatible with Dannible & McKee, LLP’s independence.

Based on the considerations and discussions referred to above, the committee recommended to the Board of Directors that the audited financial statements for the year ended December 31, 2007 be included in the Annual Report on form 10-K for 2007.  This report is provided by the following independent directors, who comprise the committee:

Cornelius Murphy, PhD (Chairman)
Richard L. Elander
George W. Lee, Jr.

AUDIT FEES

Fees billed by Dannible & McKee, LLP, the Company’s principal accountants in the aggregate for each of the last two years were as follows:

	2007	2006
Audit Fees	$32,500	$34,500
Audit Related Fees	$0	$27,750
Tax Fees	$13,500	$12,975

Audit related fees represent additional internal control related procedures and inspection of documents as requested by the audit committee.

There were no other fees billed for services other than those noted above.

The fees for tax services represent fees for compliance related to Federal and state tax return preparation and filing.

The fees for audit and tax services for 2007 were proposed to the audit committee and approved by that committee in an engagement letter.  No other services were provided by the accountants that would require approval by the audit committee.

ELECTION OF DIRECTORS

NOMINEES

Per the written consent of the majority stockholders, seven Directors are to be appointed immediately following the Annual Meeting of Stockholders, each to hold office until the next annual meeting of Stockholders and until his successor is elected and qualified.  The majority shareholders who signed the written consent represented approximately 55% of the outstanding shares of common stock entitled to vote on this matter.

The following table sets forth certain information furnished to the Company regarding the persons who will be appointed directors of the Company immediately following the Annual Meeting of Stockholders.

Name, Age Principal Occupation	Year First Elected	Certain Other Information
Robert J. Berger (61) Director and Co-Chairman of the Board	1998

Mr. Berger has served in his present position as Director since November 1998, and as Chairman of the Board since February 2000 and as Co-Chairman of the Board since January 2007.  Mr. Berger was employed in various positions for ONBANCORP, Inc. from 1978 through March 31, 1998, his last position being Senior Vice President, Treasurer, and Chief Financial Officer.  Mr. Berger is also Chairman, President, and Chief Executive Officer of St. Lawrence Industrial Services, Inc. and also serves as Vice Chairman of Beacon Federal Bancorp, Inc.

Richard Messina (46) Director and Co-Chairman of the Board	2005
Mr. Messina was elected to the Board in November 2005 and elected Co-Chairman of the Board in January 2007.  Mr. Messina founded The Benchmark Company, LLC, a securities broker-dealer, in 1988.  Benchmark is primarily engaged in equity research, sales, and trading on behalf of institutional clients.  Mr. Messina currently serves as Co-Chief Executive Officer of Benchmark.

Cornelius B. Murphy, Jr. (64) Director	1991

Dr. Murphy has served in his current position since December 1991.  Dr. Murphy has been a director of O’Brien & Gere Limited since 1985.  Dr. Murphy also served as President of O’Brien & Gere Limited from December 1997 to May 1999 and Chairman of the Board of O’Brien & Gere Engineers from January 1993 to December 1998.  Dr. Murphy currently serves as President of the State University of New York College of Environmental Science and Forestry, which is located in Syracuse, New York.

Richard L. Elander (67) Director	1991
Mr. Elander has served in his present position as a Director since November of 1991. Mr. Elander previously served as the Commissioner of the Onondaga County Department of Water Environment Protection prior to retirement.

Steven A. Sanders (63) Director	1991
Mr. Sanders has served in his present position as a Director since December 1991.  Mr. Sanders is currently Senior Partner of Sanders Ortoli Vaughn-Flam Rosenstadt LLP.  From January 1, 2004 until June 30, 2007, he was of counsel to the law firm of Rubin, Bailin, Ortoli, LLP.  From January 1, 2001 to December 31, 2003, he was counsel to the law firm of Spitzer & Feldman PC. Mr. Sanders also serves as a Director of Genesis Gold Limited, Helijet International, Inc., NaiKun Wind Development, Inc.  Additionally, he is a Director of the Roundabout Theatre (the largest not-for-profit theatre in North America), Town Hall New York City, and the New York Theatre Ballet

George W. Lee, Jr. (60) Director	2002

Mr. Lee was elected to the Board in December 2002.  Mr. Lee co-founded Blasland, Bouck and Lee, Inc., an Engineering News Record top 100 worldwide engineering and scientific services company in 1984.  He served in various capacities in this firm, including Executive VP, Director of Marketing and Director of Health and Safety from 1984 to 1994.  Mr. Lee served on the Board of Directors of Blasland, Bouck and Lee, Inc. from 1984 to 2005.  Since 1984 Mr. Lee has been active as a consultant to new business ventures involved in professional development and wastewater treatment.  In October 2005 Mr. Lee joined Pyramid Brokerage of Central New York as a commercial real estate sales agent.

Richard Jacobson (45) Director	2006
Mr. Jacobson was elected to the Board in February 2006.  Mr. Jacobson is currently a Senior Managing Director with Stern Capital.  From 1999 to 2003 he was a Vice President and Managing Director in the merchant banking group of Indosuez Capital.  From 1997 to 1999 he was a Vice President in the leveraged finance group of SG Cowen.  From 1994 to 1997 he was an associate in the leveraged finance group of Chemical Securities, Inc.  Mr. Jacobson began his career as an attorney for the law firm of Jacobs, Persinger and Parker.

Each director has served continuously since he was first elected.

The Board of Directors held four meetings during the last calendar year.  All of the directors attended more than 75% of the total number of meetings held by the Board of Directors.

Directors of the Company are paid $2,000 for each meeting plus reimbursement for their actual expenses incurred in attending meetings.

INDEPENDENCE

The Board recognizes the importance of director independence.  Under the rules of the New York Stock Exchange, to be considered independent, the Board must determine that a director does not have a direct or indirect material relationship with the Company.  Moreover, a director will not be independent if, within the preceding three (3) years: (i) the director was employed by the company or receives $25,000 per year in direct compensation from the company, other than director and committee fees or other forms of deferred compensation for prior service, (ii) the director was  partner of or employed by the company’s independent auditor, (iii) the director is part of an interlocking directorate in which an executive officer of the company serves on the compensation committee of another company that employs the director, (iv) the director is an executive officer or employee of another company that makes payments to, or receives payments from, the company for property or services in an amount which, in any single fiscal year, exceeds the greater of  $100,000 or 2% of such other company’s consolidated gross revenues, (v) or the immediate family member in any of the categories in (i) – (iv) above.

The Board has determined that six (6) of the company’s seven (7) directors are independent under these standards.  As a result of Director Berger’s ownership of St. Lawrence Industrial Services Corp., he is not considered to have independent status.  Mr. Berger does serve on the Compensation committee based upon his prior business experience and the fact that he is a holder of almost ten percent (10%) of the outstanding shares of the company’s stock.

RELATED PARTY TRANSACTION REVIEW

The Board has adopted a policy concerning the review, approval and monitoring of transactions involving the Company and “related persons” (directors and executive officers or their immediate family members, or shareholders owning five percent (5%) or greater of the Company’s outstanding shares).  The policy covers any transaction exceeding $1,000 in which the related person has a direct or indirect material interest.  Related person transactions must be approved in advance by the Co-chairmen and reported to the Board at next meeting following the transaction.  The policy is intended to restrict transactions to only those which are in the best interests of the Company.

The following table summarizes all executive officers of the Company as of June 30, 2008:

Name	Age	Position Held
Charles B. Morgan	55	Chief Executive Officer
Jon Verbeck	48	Chief Financial Officer & Treasurer

Mr. Morgan was named Chief Executive Officer (“CEO”) in November 2006.  He has been with the Company since January of 2002 and has previously served as Executive Vice President and Chief Operating Officer.  Prior to joining the Company, Mr. Morgan served as a Vice President with the firm of Camp, Dresser and McKee, an Engineering News Record top 20, Boston, MA based consulting, engineering, construction and operations firm.  Mr. Morgan has 34 years of experience as a senior executive and corporate director of environmental, engineering, construction and energy companies.  Mr. Morgan has experience with all aspects of senior level company management including marketing and sales, strategic planning, financial management, product and service development, project management and mergers and acquisitions.  Mr. Morgan has also managed a variety of large scale projects domestically and internationally for a broad spectrum of private sector industrial clients.

Mr. Verbeck was named Chief Financial Officer (“CFO”) and Treasurer in May 2007.  Mr. Verbeck is a Certified Public Accountant in New York State.  He previously worked as an Auditor for a public accounting firm from 1985 to 1991, as CFO for a manufacturing and distributor from 1991 to October 2005, and as the Managing Director of a consulting firm from 2005.

The following table sets forth certain information furnished to the Company regarding the beneficial ownership of the Company’s common stock at June 30, 2008 by each director and nominee for election as director and each elective officer. Unless otherwise indicated, the beneficial owner has sole voting and investment power with respect to such shares of common stock.

Name of	Number of Shares of Common
Beneficial Owner	Stock Beneficially Owned (3) (4)	Percentage of Class

Richard Messina (1)	4,208,451 (5)	35%

Robert J. Berger (1)	1,171,667	10%

Richard L. Elander (1)	429,565	4%

Steven A. Sanders (1)	45,352	<1%

Cornelius B. Murphy, Jr. (1)	21,424	<1%

George W. Lee, Jr. (1)	186,666	1%

Richard Jacobson (1)	-0-	0%

Charles Morgan (2)	200,000	2%

Jon S. Verbeck (2)	-0-	0%

All Directors as a Group (7 persons)	6,063,125	51%

(1)	Director
(2)	Officer
(3)	Includes unexercised options to purchase shares of common stock:
•	Mr. Berger 13,333
•	Mr. Elander 10,000
•	Mr. Sanders 13,333
•	Mr. Murphy 10,000
•	Mr. Lee 16,667
•	Mr. Morgan 100,000
(4)
Based upon the sum of (a) 11,937,038 shares of common stock outstanding, and (b) shares underlying options and warrants that have vested and not been exercised and shares underlying options and warrants that will vest within the next 60 days relating to a particular shareholder.

(5)	Includes 480,000 shares issuable upon the exercise of warrants to purchase common stock issued to Summit Capital Associates, Inc., an affiliate of Mr. Messina.

EXECUTIVE COMPENSATION

A. Introduction

The executive officer compensation information in this section is presented as required by revised executive compensation disclosure rules adopted by the Securities and Exchange Commission (“SEC”). The format includes a Compensation Discussion and Analysis or “CD&A” section that explains the Company’s executive officer compensation policy, the material elements of the compensation paid to the Company’s executive officers under the policy and how the Company determined the amount paid.

Several disclosure tables follow the CD&A. The first table, the Summary Compensation Table, provides a summary of the total compensation earned by the Company’s principal executive officer and its principal financial officer (the “named executives”). The tables following the Summary Compensation Table provide additional information about the elements of compensation presented in the Summary Compensation Table.

B. Compensation Committee

The Compensation Committee of the Board of Directors reviews and administers the Company’s compensation policies and practices for the executive officers of the Company. The Compensation Committee is currently comprised of Dr. Murphy, Mr. Messina and Mr. Berger, all of whom are nonemployee directors.  The Company’s financial accounting group supports the Compensation Committee’s work by providing information reports to the Compensation Committee when requested.  The Committee’s authority is not set out in a charter.  The Committee has not delegated authority and has not hired compensation consultants.

C. Compensation Discussion and Analysis

Compensation Philosophy

The Compensation Committee has adopted an executive compensation policy that rewards executives if the Company achieves its operational, financial and strategic goals and for building shareholder value.  The material elements of the total compensation which is considered for executives each year under the Company’s policy are (i) base salary, (ii) annual cash bonus, (iii) stock-based awards, and (iv) retirement, health and welfare and other benefits.

The Compensation Committee intends for the compensation earned by executive officers to be commensurate with performance and competitive with the compensation paid to executives at comparable companies.   The Compensation Committee has not engaged in any benchmarking of total compensation or any material element thereof.  The named executive officers do not play a role in the compensation setting process other than negotiating employment agreements on their own behalf.

Base Salaries

Base salaries provide a baseline level of compensation to executive officers. Base salaries are not linked to the performance of the Company, because they are intended to compensate executives for carrying out the day-to-day duties and responsibilities of their positions.

The Compensation Committee reviews and adjusts base salary levels in January each year. During the review and adjustment process, the Compensation Committee considers:

•	individual performance;

•	the duties and responsibilities of each executive officer position;

•	the relationship of executive officer pay to the base salaries of other employees of the Company; and

•	whether the base salary levels are competitive when compared to compensation paid to executives at comparable companies.

The Board of Directors increased the base salaries of all the named executives for 2007 by 3%.

Annual Cash Bonus Awards

The Compensation Committee also considers bonus awards to the named executives at its January meeting each year. In general, the Committee does not award bonuses to executive officers under a pre-established plan or formula. Instead, the Committee makes bonus awards based on its review of the individual performance of the executives and the financial performance of the Company during the preceding year. The Committee believes that awarding bonuses in this manner keeps executives focused on making decisions that are in the long-term best interests of the Company and its shareholders and not for the purpose of achieving a pre-established performance level over a shorter term.

At its January 2008 meeting, the Compensation Committee made cash bonus awards to the named executives for 2007.

Stock-Based Awards

The Compensation Committee follows procedures that are substantially similar to the bonus award procedures for making stock-based awards to executive officers.  The 2002 Omnibus Plan (“Omnibus Plan”) maintained by the Company is intended to promote the growth and general prosperity of the Company by offering incentives to its key employees who are primarily responsible for the growth of the Company and to attract and retain qualified employees.  Awards granted under the Plan may be (a) Stock Options which may be designated as Incentive Stock Options intended to qualify under Section 422 of the Internal Revenue Code of 1986, or Nonqualified Stock Options (“NQSO’s) not intended to so qualify; (b) stock appreciation rights; (c) restricted stock awards; (d) performance awards; or (e) other forms of stock-based incentive awards. The shares of stock with respect to which the Awards may be granted shall be the common stock, par value at $0.01, of the Company (“Common Stock").

All stock-based awards are made under the Company’s Omnibus Plan.  The number of shares included in stock-based awards is not determined under a pre-established formula. Instead, as is the case with bonus awards, all stock-based awards are discretionary based on the Committee’s review of the individual performance of the executives and the financial performance of the Company during the preceding year.

Under the Omnibus Plan, on January 26, 2005 the Company granted 369,000 NQSO’s, of which 160,000 were granted to named executives.

Retirement and Other Benefits

The Company sponsors the OP-TECH Environmental Services 401(k) Plan (the “Plan”), a tax-qualified Code Section 401(k) retirement savings plan, for the benefit of all of its employees, including the named executives. The Plan encourages saving for retirement by enabling participants to save on a pre-tax basis and by providing Company matching contributions equal to 25% of the first 6% that each employee contributes to the Savings Plan.

None of the named executives receive perquisites whose aggregate value exceeds $10,000 annually.

Post Termination of Employment Benefits

The Company has not entered into employment agreements with any executive officers that provide severance or other benefits following their resignation, termination, retirement, death or disability

Mr. Morgan has signed a new employment agreement on March 28, 2008 that runs through March 31, 2010.    Under the Agreement, if seventy-five percent (75%) of the common stock or assets of the Company is sold, Mr. Morgan shall be entitled to a sale fee.  The sale fee shall be based on the total common stock value or total asset value in the case of an asset sale.  The value, which shall be finally determined by the Board of Directors, shall not include debt, holdbacks, escrow funds, earn-outs or similar items.

D. Conclusion

The Compensation Committee has read the compensation discussion and analysis and has reviewed all components of the named executives’ compensation, including salary, bonus, long-term incentive compensation, accumulated realized and unrealized stock option and restricted stock gains, the dollar value of all perquisites and other personal benefits.  Based on this review, the Compensation Committee is of the view that the compensation payable under the Replacement Agreement with Mr. Morgan is reasonable and appropriate.

E. Executive Officer Compensation Disclosure Tables

Summary Compensation Table

Name and Principal Position(s) (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (1) (f)	Change in Pension value and Nonqualified Deferred Compensation Earnings (h)	All Other Compensation ($) (2)(3) (i)	Total ($) (j)
Charles B. Morgan	2007	$161,700	$17,500	$0	$11,666	$0	$20,477	$211,343
Chief Executive Officer	2006	$148,500	$17,500	$0	$11,666	$0	$2,228	$179,894

(1) See relevant SFAS No. 123R assumptions in Note 2 of the Consolidated Financial Statements.

(2) Amounts represent the Company’s matching contribution to the named executive’s 401(k) account.  The aggregate value of the perquisites do not exceed $10,000 for any of the named executives.

(3) In 2007, Mr. Morgan was paid $18,300 for unused vacation.

Column g, Non-Equity Incentive Plan Compensation, is not applicable and is omitted.

Grants of Plan-Based Awards Table

Grants of plan-based awards table is not included since the Company did not grant any plan-based awards in 2007.

Outstanding Equity Awards at Fiscal Year-End Table

	Option Awards
Name (a)	Number of Securities Underlying Unexercised Options(#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Option Exercise Price ($) (e)	Option Expiration Date (f)

Mr. Morgan	16,667	0	$0.06	05/21/12
	33,333	0	$0.15	11/19/13
	33,333	16,667	$0.40	01/26/15	(1)

(1) As of January 26, 2008, all of these options had vested.

Columns d, i and j related to Equity Incentive Plan Awards are not applicable and are omitted.

Aggregated Option Exercises in Last Fiscal Year

                                             Number of securities                           Value of Unexercised
                                     underlying unexercised                       in-the money options
Shares acquired                                                                                                 options at year-end                                     at year-end
Name                          on exercise                             Value realized                                           (Exercisable / Unexercisable)             (Exercisable / Unexercisable)

Christopher J.               125,000                                     $77,250                                                                          0 / 0                                                  $0 / $0
   Polimino

Douglas R.                    63,334                                       $29,700                                                                         0 / 0                                                  $0 / $0
   Lee

Pension Benefits Table

Pension benefits table is not included since the Company does not maintain any qualified defined benefit plans or supplemental executive retirement plans.

Non-Qualified Deferred Compensation Table

Non-qualified deferred compensation table is not included since the Company does not maintain any plans on a non-qualified basis.

Director Compensation Table

The following table summarizes the compensation paid to the Chairman and each nonemployee director for his or her service to the Board and its committees during 2007:

Name (a)	Fees Earned or Paid in Cash ($) (b) (1)	Option Awards ($) (d) (2)	All Other Compensation ($) (g)	Total ($) (h)
Robert J. Berger	$8,000	$1,833	$0	$9,833
Richard Messina	$8,000	$0	$0	$8,000
Richard L. Elander	$9,500	$1,833	$0	$11,333
Cornelius B. Murphy, Jr.	$7,500	$1,833	$0	$9,333
Steven A. Sanders	$6,000	$1,833	$0	$7,833
George W. Lee, Jr.	$9,500	$2,166	$0	$11,666
Richard Jacobson	$6,000	$0	$0	$6,000

(1) In 2007 Directors of the Company were paid $2,000 for each Board meeting attended and $500 for each sub-committee meeting attended.

(2)     See relevant SFAS No. 123R assumptions in Note 2 of the Consolidated Financial Statements.

Column c (Stock Awards), column e (Non-Equity Incentive Plan Compensation), and column f (Change in Pension Value and Nonqualified Deferred Compensation Earnings) are not applicable and are omitted.

Report of Compensation Committee

The Compensation committee reviewed and discussed the compensation Discussion and Analysis with management of the Company.  Based on such review and discussion, the compensation Committee recommended to the Board of Directors that the Compensation discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the last fiscal year for filing with the SEC.

Richard Messina (Chairman)
Robert J. Berger
Cornelius Murphy, Jr.

NOMINATING COMMITTEE

The Company does have a Nominating Committee. Due to the small size of the Company, the Board of Directors does not anticipate adding a Nominating Committee.  In general, all of our directors participate in the consideration of director nominees.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Steven A. Sanders, one of our directors, is a partner at the law firm of Sanders, Ortoli, Vaughn-Flam, Rosenstadt, LLP, and formerly of counsel at the law firm of Rubin, Bailin, Ortoli, LLP which provides professional services to the Company, and it is anticipated that it will continue to do so.  The cost of these services in 2007 was approximately $13,408.

We purchase subcontract labor services from St. Lawrence Industrial Services, Inc., which is owned by Robert J. Berger, one of our directors.  The costs for these services amounted to approximately $1,042,000 in 2007, which includes approximately $80,000 paid for services of the CFO.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

To the Company’s knowledge, based solely on a review of the copies of the reports required pursuant to Section 16(a) of the Exchange Act that have been furnished to the Company and written representations that no other reports were required, during the year ending December 31, 2007, all Section 16(a) filing requirements applicable to its directors, executive officers and greater than 10% beneficial owners have been met.

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee has appointed the firm Dannible & McKee, LLP as independent auditors for the year ending December 31, 2007, and the ratification by the written consent of the majority stockholders shall be effective immediately following the Annual Meeting of Stockholders.  The majority shareholders who signed the written consent represented approximately 55% of the outstanding shares of common stock entitled to vote on this matter. Representatives of Dannible & McKee, LLP are expected to attend the Annual Meeting of Stockholders, will be afforded an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions by shareholders.

OTHER MATTERS

The Board of Directors knows of no matters to be presented at the meeting other than those set forth in the foregoing Notice of Annual Meeting of Stockholders.